EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 642-3860

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. UPDATES 2011 GUIDANCE AND 2012 REVENUE OUTLOOK

New York, New York - January 10, 2012 - The Jones Group Inc. (NYSE: JNY; the "Company"), in conjunction with a presentation to be given by Company management on January 12, 2012 at the ICR XChange Conference, is updating its previous guidance for certain financial metrics for the fourth quarter and fiscal year ended December 31, 2011, as well as providing 2012 guidance for net revenues.

Fourth Quarter 2011:

The Company estimates adjusted and reported net revenues will be in the range of $892 million to $895 million versus previous guidance of $918 million to $961 million. Adjusted and reported gross profit margin is estimated to approximate 35.75%. Adjusted selling, general & administrative (SG&A) expenses are estimated to be in the range of $303 million to $306 million versus previous guidance of approximately $317 million. Reported SG&A is estimated to be in the range of $345 million to $348 million and includes approximately $35 million ($22 million after tax) for the impairment of certain trademarks primarily utilized in our jeanswear business.

Full Year 2011:

The Company estimates adjusted and reported net revenues will be in the range of $3.786 to $3.789 billion versus previous guidance of $3.80 billion to $3.87 billion. Adjusted and reported gross profit margin is estimated to approximate 35.6%. Adjusted SG&A expenses are estimated to be in the range of $1.141 billion to $1.144 billion versus previous guidance of approximately $1.155 billion. Reported SG&A is estimated to be in the range of $1.203 billion to $1.206 billion and includes the impairment of certain trademarks as discussed above.

Additionally, the Company anticipates that its year-end cash balance will exceed $220 million, with no amounts drawn under the $650 million revolving credit facility.

Non-Cash Impairment Charges

The Company has substantially completed its required annual goodwill and trademark impairment analysis for 2011 and expects fourth quarter and full year 2011 reported results to include a pre-tax, non-cash charge of approximately $35 million ($22 million after-tax) for the impairment of certain trademarks primarily utilized in our wholesale jeanswear business.

2012 Revenue Outlook

The Company estimates that net revenue for 2012 will be in the range of $3.8 billion to $4.0 billion. Additionally, the Company estimates that net revenue in the first quarter of 2012 will be in the range of $930 million to $955 million.

Wesley R. Card, The Jones Group Inc.'s Chief Executive Officer, stated: "Revenue estimates for the first quarter of 2012 are based on the current economic environment and business trends experienced in the fourth quarter 2011. Retail sales continue to be promotionally driven and we have planned our business tightly."

Mr. Card further stated, "While we continue to operate in challenging economic conditions, we are making substantial progress in reinvigorating our traditional core brands and growing our newer and, primarily upscale, contemporary brands. As we do this, we are focused on streamlining and finding efficiencies while continuing to invest in the right places for growth. With the addition of new talent, implementation of strong brand management and our strong financial position, we are well positioned for growth as economic conditions improve. In the meantime, we are planning very cautiously and tightly controlling inventory purchases and expenses until we see signs of healthy retail sales growth and a less promotional environment."

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of the GAAP measures presented to the comparable non-GAAP information appears in the financial tables section of this press release.

Details on Accessing Live Webcast and Replay:

The Company's presentation at the ICR XChange Conference will take place at 12:45 p.m. Eastern Standard Time on Thursday, January 12, 2012. The live webcast, as well as the audio replay, may be accessed at www.jonesgroupinc.com.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), KG, Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Jones Wear, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans, are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Reconciliation of Projected Non-GAAP Measures to GAAP
for the quarter and twelve months ended December 31, 2011
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjsutments used by the Company on the presentation of its financial results:

All amounts in millions	Q4		FULL YEAR
	Bottom 2011	Top 2011	Bottom 2011	Top 2011
Projected selling, general & administrative expenses	$345	$348	$1,203	$1,206
Adjustments (a)	(42)	(42)	(62)	(62)
Projected adjusted selling, general & administrative expenses	$303	$306	$1,141	$1,144

(a)	Includes estimated impairments recorded as a result of the required annual review of our indefinite-lived intangible assets and goodwill in accordance with GAAP and estimated amounts for severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations as well as estimates of other charges not considered by management to be part of ongoing operations.